UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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OMNI Energy Services Corp.

(Name of Registrant as Specified In Its Charter)

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4500 NE EVANGELINE THRUWAY

CARENCRO, LOUISIANA 70520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of OMNI Energy Services Corp.:

The annual meeting of shareholders of OMNI Energy Services Corp. (the “Company”) will be held at the Company’s principal executive offices at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520 on Tuesday, August 7, 2007, at 10:00 a.m., local time, for the following proposals:

1.	To elect to the Board three directors to serve until the next annual meeting of the shareholders or until their successors are elected and qualified;

2.	To approve an amendment to the Sixth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan to increase the number of shares available for issuance thereunder from 2,750,00 to 4,250,000 shares;

3.	To approve an amendment to the Sixth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan to allow non-employee directors to be eligible to receive discretionary grants of restricted stock and other stock-based awards; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of the Company’s Common Stock and the Series C 9% Convertible Preferred Stock at the close of business on June 20, 2007, are entitled to notice of, and to vote at, the annual meeting.

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

By Order of the Board of Directors

Staci L. Marcelissen, Secretary

Carencro, Louisiana

July 5, 2007

OMNI ENERGY SERVICES CORP.

4500 NE EVANGELINE THRUWAY

CARENCRO, LOUISIANA 70520

July 5, 2007

Proxy Statement

This Proxy Statement is furnished to shareholders of OMNI Energy Services Corp. (the “Company”) in connection with the solicitation on behalf of its Board of Directors (the “Board”) of proxies for use at the annual meeting of shareholders of the Company to be held on Tuesday, August 7, 2007, at the time and place set forth in the accompanying notice and at any adjournments thereof (the “Meeting”).

Holders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), and holders of the Company’s Series C 9% Convertible Preferred Stock (“Series C Preferred Stock”), at the close of business on June 20, 2007, are entitled to notice of, and to vote at, the Meeting. On June 20, 2007, there were 21,266,959 shares of Common Stock outstanding and entitled to vote at the meeting, including 2,812,301 shares of Common Stock issuable upon conversion of the Series C Preferred Stock. Each share of Common Stock is entitled to one vote and the holders of the Series C Preferred Stock are entitled to one vote for each share of Common Stock into which their Series C Preferred Stock may be converted; provided however that the holders of the Series C Preferred will not be entitled to vote on Proposal No. 1.

The enclosed proxy may be revoked at any time prior to the Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which the shareholder votes in person at the Meeting. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy.

This Proxy Statement is first being mailed to shareholders on or about July 6, 2007.

Quorum; Vote Required and Voting of Proxies

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock, including shares of Common Stock issuable upon conversion of the Series C Preferred Stock, is necessary, to constitute a quorum. Shareholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote. Shareholders may not cumulate their votes for the election of directors. The affirmative vote of a majority of the votes present and entitled to vote at the Meeting is required to approve Proposal Nos. 2 and 3 and is generally required to approve other proposals that may properly be brought before the Meeting. Abstentions will be counted as votes AGAINST a proposal. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a “broker non-vote”) on a proposal, then shares not voted on such proposal as a result will be counted as not present and not cast with respect to such proposal.

Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted FOR the election of the three nominees listed below to the Board, FOR approval of the amendment to the Sixth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan to increase the number of shares available thereunder from 2,750,000 to 4,250,000 shares, FOR approval of the amendment to the Sixth Amended and Restated OMNI Energy Service Corp. Stock Incentive Plan to allow non-employee directors to be eligible to receive discretionary grants of restricted stock and other stock-based awards, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting. The Company does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The Company’s By-laws state that the Board may be comprised of up to eight members, with the exact number to be set by the Board. The Board has currently set the number of directors at five. The Articles of Incorporation provide that so long as at least 2,000 shares of Series C Preferred Stock remain outstanding, the holders of a majority of the Series C Preferred Stock, voting as a separate class to the exclusion of all other classes of the Company’s capital stock, shall be entitled to elect two directors to the Board to serve on the Board until their successors are duly elected by the holders of the Series C Preferred Stock or they are removed from office (with or without cause) by the holders of the Series C Preferred Stock. The holders of Series C Preferred Stock have elected Dennis R. Sciotto and Edward E. Colson, III to serve on the Board until the 2008 annual meeting of shareholders. You are being asked to elect the remaining three directors. Each director elected at the Meeting and the two directors elected by the holders of the Series C Preferred Stock will serve a term expiring at the 2008 annual meeting of shareholders. Three of the Company’s current directors have been nominated for re-election to the Board.

Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of the Company’s three nominees named below. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve.

The Board has nominated and urges you to vote FOR the election of the Company’s three nominees named below.

Information About the Company’s Directors and Director Nominees

The following table sets forth, as of June 28, 2007, certain information about the Company’s nominees for director and the two current directors who were elected by the holders of the Series C Preferred Stock. Pursuant to the Securities Purchase Agreement executed in connection with the issuance of our Series C Preferred Stock, in May 2005, the holders of the Series C Stock elected Messrs. Sciotto and Colson to serve as directors. Each director elected at the Meeting and Messrs. Sciotto and Colson will serve a term expiring at the 2008 annual meeting of shareholders. There are no other arrangements or understandings between the Company and any person, pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Company.

DIRECTORS	AGE	POSITION	COMMITTEES
James C. Eckert	57	Chairman of the Board, President and Chief Executive Officer (1)
Edward E. Colson, III	57	Director	Audit, Compensation (Chair), Corporate Governance and Nominating
Barry E. Kaufman	68	Director (1)	Audit (Chair), Compensation, Corporate Governance and Nominating (Chair)
Dennis R. Sciotto	54	Director	Compensation, Corporate Governance and Nominating
Richard C. White	52	Director (1)	Audit

(1)	Nominee for Director

James C. Eckert has served as President, Chief Executive Officer and a Director of the Company since March 2001. From 1998 to 2000, Mr. Eckert served as Vice-President for Business Development of Veritas DGC Land, Inc. From 1992 to 1998, Mr. Eckert supervised the highland and transition seismic acquisitions of Veritas DGC Land, Inc. He served as President of GFS Company, a company that he co-founded in 1985, until its acquisition in 1992 by Digiton, Inc., a predecessor by merger to Veritas, Inc. Mr. Eckert graduated from the University of Southern Mississippi in 1971.

Edward E. Colson, III is a founder and co-owner of FF Properties, a real estate holding company created in 1988 that specializes in the acquisitions of commercial properties suitable for drive through restaurants. To date, FF Properties has over 100 commercial locations throughout the Western United States. Mr. Colson received a Bachelor of Science degree in Business Management from Long Beach State University, 1972. He is a past Director and founder of Pacific Mortgage Exchange, Inc. and is a past Director of Vista Sol High School in Torremolinos, Spain. Mr. Colson was elected to the Board by the holders of the Series C Preferred Stock in June 2005.

Barry E. Kaufman is a certified public accountant and is a Member of Silver Fox Advisors, Houston, Texas. Prior to joining Silver Fox Advisors, Mr. Kaufman was a partner in the Houston office of Grant Thornton LLP and prior to joining Grant Thornton, he was a partner and associate regional director with Deloitte & Touche (formerly Touche, Ross and Company). Mr. Kaufman graduated from the University of Texas at Austin in 1960 with a Bachelors of Business Administration degree with concentration in accounting. Mr. Kaufman has practiced public accounting for more than 40 years and was appointed to the Board of Directors in October 2005.

Dennis R. Sciotto is a founder and co-owner of FF Properties, a real estate holding company created in 1988 which specializes in the acquisitions of commercial properties suitable for drive through restaurants. To date, FF Properties has over 100 commercial locations throughout the Western United States. Prior to 1988, Mr. Sciotto was a restaurateur catering to the military installations in San Diego. Mr. Sciotto attended San Diego State University. Mr. Sciotto was elected to the Board by the holders of the Series C Preferred Stock in June 2005.

Richard C. White is the former President and Chief Executive Officer of NuTec Energy Services Inc. He held that position from October of 2001, until his retirement from NuTec in September 2002. He was Chief Executive Officer of Veritas DGC Land, Inc. from January 2000 through June 2000. From 1995 until his retirement in October 1999, Mr. White served as President of Western Geophysical Company, as well as Senior Vice President of Western Atlas Inc. He also served as Vice President of Baker Hughes Incorporated from August 1998 until October 1999. Prior to 1995, he held various other executive positions with Western Geophysical Company, including Chief Operating Officer. Mr. White graduated from Bloomsburg University in 1978 and has been a director of the Company since March 2001.

Advisory Director

Craig P. Rothwell currently serves as an advisory director of the Company. It is anticipated that Mr. Rothwell will be re-appointed as advisory director at the annual meeting of the Board that immediately follows the Annual Meeting. In addition, the Board may from time to time appoint additional advisory directors to the Board.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director Compensation

For 2006, the non-employee directors of the Company received an annual retainer of $15,000 paid quarterly for the first three quarters of 2006. Effective October 1, 2006, the annual retainer increased to $40,000 to be paid quarterly. Each non-employee director who serves as a member of the Audit Committee received an additional annual retainer of $5,000 paid quarterly while the Chairman of the Audit Committee received an additional annual retainer of $7,500 paid quarterly. Each non-employee director who serves as a member of the Compensation Committee received an additional annual retainer of $2,000 paid quarterly while the Chairman of the Compensation Committee received an additional annual retainer of $3,000 paid quarterly. Each non-employee director who serves as a member of the Corporate Governance Committee received an additional annual retainer of $2,000 while the Chairman of the Corporate Governance Committee received an additional annual retainer of $3,000 paid quarterly. Each non-employee director of the Company also received a meeting fee for board meetings of $2,500 for each meeting attended in person and $1,000 for meetings attended via conference call. Each non-employee director also received a $500 meeting fee for Committee meetings attended whether in person or by conference call. The Company reimburses the directors for their travel expenses for attending meetings.

Each non-employee director is granted an option to purchase 10,000 shares of the Company’s common stock upon appointment to the Board at an exercise price equal to the fair market value of the common stock on the date such person becomes a director. Additionally, each person who is a non-employee director on the day following the annual meeting of the Company’s shareholders is granted an option to purchase 5,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the common stock on such date. All such options become fully exercisable on the first anniversary of their date of grant and expire on the tenth anniversary thereof, unless the director ceases to be a director of the Company, in which case the exercise periods will be shortened.

The following table sets forth information regarding the compensation paid to the Company’s Board of Directors for the 2006 fiscal year:

NAME	FEES EARNED OR PAID IN CASH	OPTION AWARDS (1)	TOTAL
Edward Colson, III	$64,750	$17,400	$82,150
Michael Dehart (2)	$29,750	$—	$29,750
Barry Kaufman	$71,250	$17,400	$88,650
Dennis R. Sciotto	$56,750	$17,400	$74,150
Richard C. White	$68,250	$8,700	$76,950

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R) of awards pursuant to the Incentive Plan and thus include amounts from awards granted in and prior to 2006.
(2)	Mr. DeHart did not stand for re-election to the Board in June 2006, therefore, the amounts reflect payments received for a partial year.

Board Meeting and Committees

The Board met 14 times during 2006. The standing committees of the Board consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. During 2006, the Audit Committee met 10 times, the Compensation Committee met nine times, and the Corporate Governance and Nominating Committee met one time. During 2006, each director attended all of the meetings of the Board and committees of which he was a member.

It is the Company’s policy that, to the extent possible, all directors and nominees for director attend the annual meeting of the shareholders. All of the directors and nominees for director at the 2006 annual meeting of the shareholders attended that annual meeting.

Audit Committee

The Audit Committee reviews the Company’s quarterly financial statements and annual audited financial statements and meets with the Company’s independent public accountants to review the Company’s internal controls and financial management practices. The current members of the Audit Committee are Messrs. Colson, Kaufman (Chair) and White. Mr. Kaufman is designated as the financial expert of the Audit Committee. After reviewing the qualifications of the current members of the Audit Committee, and any relationships that they may have with the Company that might affect their independence, the Board has determined that (i) all current members of the Audit Committee are “independent” as independence is defined by Rule 10A-3 under the Exchange Act and by Rule 4200(a)(15) of the NASDAQ Marketplace Rules for issuers whose securities are listed on the NASDAQ Stock Market, (ii) all current committee members are financially literate, and (iii) Mr. Kaufman qualifies as an audit committee expert under the applicable rules promulgated to the Exchange Act. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

The responsibilities of our audit committee include:

•	engaging an independent audit firm to audit our financial statements and to perform services related to the audit;

•	reviewing the scope and results of the audit with our independent auditors;

•	considering the adequacy of our internal accounting control procedures;

•	considering auditors’ independence; and

•	approving all audit and non-audit services with our independent auditors.

The board of directors has adopted a written charter for the audit committee which is available on the Company’s corporate website http://www.omnienergy.com or by writing to the Company at OMNI Energy Service Corp., 4500 N.E. Evangeline Thruway, Carencro, Louisiana 70520.

Compensation Committee

The Compensation Committee recommends to the Board compensation for the Company’s executive officers and other key employees, administers the Sixth Amended Restated OMNI Energy Services Corp. Stock Incentive Plan (the “Plan”) and performs such similar functions as may be prescribed by the Board. Currently, the members of the Compensation Committee are Messrs. Colson (Chair), Kaufman and Sciotto. The Board has determined that each of the members of the Compensation Committee is “independent” as independence is defined by Rule 10A-3 under the Exchange Act and by Rule 4200(a)(15) of the NASDAQ Marketplace Rules for issuers whose securities are listed on the NASDAQ Stock Market. The board of directors has adopted a written charter for the Compensation Committee which is available on the Company’s corporate website http://www.omnienergy.com or by writing to the Company at OMNI Energy Service Corp., 4500 N.E. Evangeline Thruway, Carencro, Louisiana 70520.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee provides assistance to the Board of Directors in fulfilling its responsibilities by identifying individuals qualified to become directors and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company. The Committee assists the Board in identifying directors qualified to serve on the committees established by the Board and recommends to the Board members for each committee to be filled by the Board. In addition, the Committee develops and recommends to the Board a set of corporate governance principles appropriate for the Company and consistent with the applicable laws, regulations and listing standards. The

Committee periodically reviews the Company’s governance principles, keeps abreast of developments with regard to corporate governance, and makes recommendations to the Board for changes in the principles as in its judgment may be appropriate. In addition, the Committee reviews and makes recommendations to the Board regarding shareholders’ proposals that relate to corporate governance and, at least annually, oversees evaluations of the Board and its committees. Currently, the members of the Corporate Governance and Nominating Committee are Messrs. Colson, Kaufman (Chair) and Sciotto. The Board has determined that each member of the Corporate Governance and Nominating Committee currently is “independent” as independence is defined by Rule 10A-3 under the Exchange Act and by Rule 4200(a)(15) of the NASDAQ Marketplace Rules for issuers whose securities are listed on the NASDAQ Stock Market. The board of directors has adopted a written charter for the Corporate Governance and Nominating Committee which is available on the Company’s corporate website http://www.omnienergy.com or by writing to the Company at OMNI Energy Service Corp., 4500 N.E. Evangeline Thruway, Carencro, Louisiana 70520.

Nomination Policy

The Corporate Governance and Nominating Committee does not set minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board, but rather the Committee will take into account the judgment, skill, diversity, experiences with business and other organizations of comparable size, the interplay of the nominees experiences with the experience of other directors, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee discusses and evaluates possible candidates and has the authority to engage consultants. Once a candidate is identified whom the Committee believes to be qualified to serve on the Board, the Committee will recommend that candidate to the Board to stand for election as a director at the next annual meeting of shareholders or, if applicable, at a special meeting of the shareholders. The Corporate Governance and Nominating Committee may consider candidates proposed by management, but is not required to do so. The Committee will consider nominees properly submitted by shareholders of the Company (as described below under “Shareholder Nomination Policy”).

Board Independence

The Board has determined that except for Mr. Eckert, all the directors are “independent” as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Transactions with Related Persons” below. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. There are no family relationships between any nominees, directors and executive officers.

Mr. Eckert is not an independent director because of his employment as Chief Executive Officer of the Company. Mr. Sciotto was previously not an independent director due to NASDAQ’s determination that he was not independent due to his beneficial ownership of more than 50% of the Company’s common stock as discussed under “Compensation Discussion and Analysis—Overview”. The Company believes that Mr. Sciotto currently satisfies NASDAQ’s rules for independence because he beneficially owns less than 50% of the Company’s common stock.

Shareholder Nomination Policy

Article IV E of the Company’s Articles of Incorporation provides certain procedures that shareholders must follow in making director nominations. For any person other than a person nominated by the Board to be eligible for nomination for election as a director, advance notice must be provided to the Secretary of the Company at the Company’s principal office, not more than 90 days and not less than 45 days, in advance of the annual meeting of shareholders; provided, however, that in the event that less than 55 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, such notice will be deemed timely if received at the Company’s principal office no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. This notice must state (a) for each nominating shareholder, such shareholder’s name and business and residential addresses, the number of shares of Common Stock beneficially owned by such shareholder, and, if requested by the Secretary of the Company, whether such shareholder is the sole beneficial owner of such Common Stock and, if not, the name and address of any other beneficial owner of such Common Stock, and (b) for each proposed nominee, the proposed nominee’s name, age and business and residential addresses, the proposed nominee’s principal occupation or employment and the number of shares of Common Stock beneficially owned by the proposed nominee, and the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, along with such other information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been proposed by the Board. No such shareholder nominations have been received for the Meeting.

Communication with Directors

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board or any of the directors addressed to the Secretary of the Company at the address listed on the first page of this Proxy Statement. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

AUDIT COMMITTEE REPORT

The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors. Each of the members of the Audit Committee is independent, as defined by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and in Rule 4200(a)(15) of the NASDAQ Marketplace Rules for issuers whose securities are listed on the NASDAQ Stock Market.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and managements’ assessment on internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. It is the Audit Committee’s responsibility to monitor these processes. The Audit Committee reviewed and discussed with management the Company’s audited financial statements and management’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In this context, the Audit Committee has reviewed and discussed with the Company’s independent public accounting firm the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions with the Company’s independent public accounting firm about the Company’s audited financial statements included the independent registered public accountants’ judgments about the quality, not just the acceptability of the application of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accountants other matters required by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

The Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed the independent registered public accounting firm independence with management and the independent registered public accounting firm. In addition, the Audit Committee considered whether the other non-audit consulting services provided by the independent registered public accounting firm could impair the auditor’s independence and concluded that such services have not impaired the independent registered public accountants’ independence.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K (as amended) for the year ended December 31, 2006, filed with the SEC.

The Audit Committee

Edward E. Colson III	Barry E. Kaufman (Chair)	Richard C. White

This report by the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

On February 17, 2005, BDO Seidman, LLP resigned as the Company’s independent public accountants and on February 24, 2005, the Company engaged Pannell Kerr Forster of Texas, P.C. (“PKF”) as the Company’s independent public accountants. These actions were approved by the Company’s Board of Directors.

Aggregate fees billed to the Company by our independent registered public accounting firms for fiscal years ended December 31, 2005 and 2006, respectively, were as follows:

	FISCAL YEAR ENDED
	2005	2006
Audit Fees (1)	$296,433	$552,039
Audit Related Fees (2)	—	700

	296,433	552,739
Tax Fees (3)	53,098	44,234
All Other Fees (4)	—	44,583

	53,098	88,817

Total Fees	$349,531	$641,556

(1)	Audit fees represent fees for professional services rendered in connection with the engagement to audit and report on the consolidated financial statements, review of the Company’s quarterly and annual consolidated financial statements, and required statutory audits of certain subsidiaries. Includes fees related to the annual audit, Sarbanes-Oxley compliance, and review of Form 10-K of $134,707 and $439,158 for 2005 and 2006, respectively, fees related to the quarterly Form 10-Q’s of $83,468 and $75,765 for 2005 and 2006, respectively, fees related to other SEC filings (Registration Statements, Form 8-Ks, etc.) of $78,258 and $37,116 for 2005 and 2006, respectively. Included in fees related to annual audits for 2006 is $78,572 paid to other public accounting firms for financial statement audits of target acquisitions which were subsequently acquired by the Company and $19,546 is included in fees related to other SEC filings in 2006 which were paid to other public accounting firms related to preparation and review of financial information of acquired companies required by SEC filings.
(2)	Audit-related fees consisted primarily of accounting and reporting research and consultations, related to internal control matters.
(3)	Includes fees for tax consulting services, tax compliance services and preparation of foreign tax filings.
(4)	The aggregate fees billed by other public accounting firms for services rendered to the Company other than services described under “Audit Fees”, “Audit Related Fees” and “Tax Fees”, for the fiscal years ended December 31, 2005 and 2006. These fees are general services related to the implementation of Sarbanes-Oxley and other miscellaneous operational and transaction reviews.

Pre-Approval Policy

The Audit Committee has adopted a policy to require pre-approval of all audit and non-audit services provided by the Company’s principal accounting firm. All of the services in 2006 under the audit fees, audit related fees, tax fees and all other fees sections in the table above were pre-approved by the Audit Committee. The Audit Committee has established a policy intended to clearly define the scope of services performed by the Company’s independent registered public accounting firm for non-audit services. This policy relates to audit services, audit-related services, tax and all other services which may be provided by the Company’s independent registered public accounting firm and is intended to assure that such services do not impair the auditor’s independence. The policy requires the pre-approval by the Audit Committee of all services to be provided by the Company’s independent registered public accounting firm. Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee or its designee. In addition, the Audit

Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services which such member or members has approved. The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels will require pre-approval by the Audit Committee.

EXECUTIVE OFFICERS AND KEY MANAGERS

Executive officers of the Company generally serve at the pleasure of the Board and are subject to annual appointment by the Board at its first meeting following the annual meeting of the shareholders. There are no arrangements or understandings between the Company and any executive officers pursuant to which such person has been selected as an officer, and no officer is related to any other officer or director of the Company. Information regarding Mr. Eckert is contained above under “Proposal 1. Election of Directors—Information About the Company’s Directors and Director Nominees.” The name, age and offices of the Company’s other executive officers and key managers as of June 28, 2007 are as follows:

Name	Age	Position
G. Darcy Klug	55	Executive Vice President
John A. Harris	48	Vice President of Seismic Drilling Operations
James V. King, Sr.	68	Vice President of Rig Tools Operations
Gregory B. Milton	45	Chief Accounting Officer
Brian J. Recatto	42	Vice President of Charles Holston Operations
Robert H. Rhyne, Jr.	52	Vice President of Sales and Marketing
Nolan C. Vice, Jr.	48	Vice President of Trussco Operations

G. Darcy Klug was promoted to the position of Executive Vice President in March 2004. He joined the Company as its Chief Financial Officer in May 2001, after being involved in private investments since 1987. Between 1983 and 1987, Mr. Klug held various positions with a private oil and gas fabrication company, including the position of Chief Operating Officer and Chief Financial Officer. Prior to 1983, he held various financial positions with Galveston-Houston Company, a manufacturer of oil and gas equipment listed for trading on the New York Stock Exchange. Between 1973 and 1979, he was a member of the audit staff of Coopers & Lybrand (now PricewaterhouseCoopers LLP). Mr. Klug holds a Bachelor’s of Science degree in accounting from Louisiana State University. He was admitted to the American Institute of Certified Public Accountants and the Louisiana State Board of Certified Public Accountants in 1974.

John A. Harris joined the Company as Vice President of Seismic Drilling operations through its January 2002 acquisition of AirJac Drilling, a division of Veritas Land DGC. Prior to joining the Company, Mr. Harris held a similar position with AirJac. Mr. Harris has more than 28 years of experience in both transition zone and highland seismic drilling operations.

James V. King, Sr. joined the Company in November 2006 with the acquisition of Rig Tools. He was the President and CEO of Rig Tools from 1994 where he supervised the day-to-day management of the operations, including the marketing and fixed asset acquisition. Mr. King has over thirty years of sales and management experience in various oilfield related businesses.

Gregory B. Milton was appointed Chief Accounting Officer in January 2006. He joined the Company in November 2005 as its Director of Financial Reporting. From May 1983 through January 2005, Mr. Milton was employed by Broussard, Poche’, Lewis and Breaux, LLP, a large public accounting firm located in Louisiana. He became a partner in the firm’s auditing department in 1993. Mr. Milton is a certified public accountant with extensive experience in financial statement preparation and reporting, taxation, and computer software applications. He graduated from the University of Southwestern Louisiana (now University of Louisiana at

Lafayette) with a Bachelor of Science degree in accounting and is a member of the Louisiana State Board of Certified Public Accountants, the American Institute of Certified Public Accountants and the Society of Louisiana Certified Public Accountants.

Brian J. Recatto joined the Company in March 2007 in connection with the acquisition of Charles Holston, Inc. where he was the President and one of the owner/principals since 2004. His responsibilities at CHI included overall management of the day-to-day operations. Prior to arriving at CHI, he held various positions with Philip Services Corporation in Houston, Texas from 1997 until 2004 ranging from General Manager of the Gulf Coast Waste Operations to President of the Industrial services Division. He has nearly twenty years of experience in the environmental consulting and services sector. He received a Bachelor of Science in Finance from Louisiana State University in 1987.

Robert H. Rhyne, Jr. co-founded Preheat, Inc. in 1987 and was President and Chief Executive Officer of Preheat until February 2006 when he joined the Company through the February 2006 acquisition of Preheat. He has extensive experience in the oilfield services segment. Mr. Rhyne has over 25 years of experience in the sector with an emphasis in the sales and management areas. His international experience includes activities in Hong Kong and Indonesia. Mr. Rhyne has a degree in business from Nicholls State University.

Nolan C. Vice, Jr. joined the Company in 2003 from his position as Operations Manager at Veritas DGC Land, Inc. Mr. Vice has more than 20 years of experience in various international and domestic management positions. During Mr. Vice’s tenure with the Company he has served as International Operations Manager, General Manager of Trussco, Inc. and General Manager of Business Development. His areas of expertise include business development, geophysical operations, and oilfield equipment. Mr. Vice’s international experience includes senior management responsibility in Latin America, Canada, Asia, Africa, Europe and the Middle East. Mr. Vice was Vice President of Preheat Operations until March 2007, when he was named Vice President of Trussco Operations.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our executive compensation policies are designed to reward the achievement of specific annual, long-term and strategic goals by the Company and to align executive’s interest with those of our shareholders by rewarding performance for achieving or exceeding established goals, with the ultimate objective of improving shareholder value. The Company seeks to provide aggregate compensation opportunities for our executives that are competitive in the business marketplace and that are based upon Company and individual performance. Our foremost objectives are to:

•	align executive pay and benefits with the performance of the Company; and

•	attract, motivate, reward and retain the broad-based management talent required to achieve our corporate objectives.

The Board of Directors approves the appointment of members to the Compensation Committee (the “Committee”). During 2006, the Committee consisted of Messrs. Colson (Chair), Sciotto and Kaufman. After reviewing the qualifications of the current members of the Committee, and any relationships that they may have with the Company, the Board has determined that all of the members of the Committee are “independent” members of the Committee as independence is defined by Rule 10A-3 under the Exchange Act and Rule 4200(a)(15) of the NASDAQ Stock Market. Mr. Sciotto previously did not qualify as an “independent” director due to NASDAQ’s determination that he was not independent because he beneficially owned more than

50% of the Company’s common stock. Although Mr. Sciotto was not an independent director, he was appointed by the Board to the Compensation Committee invoking NASDAQ Rule 4350(c)(3)(C). This NASDAQ Rule allows the Board to appoint a director, who is not independent under the NASDAQ Rules, to the Committee if the Board of Directors determines that there are exceptional and limited circumstances whereby this individual’s membership on the committee is required by the best interests of the Company and its shareholders and the Board discloses the nature of the relationship and the reasons for that determination.

Mr. Sciotto beneficially owned more than 50% of the Company’s common stock on the date he was appointed to the Committee in 2005. The Board determined that Mr. Sciotto had extensive experience both in the private and public sectors in the role of founder and co-owner of FF Properties, or a comparable role, and, therefore, had the expertise to handle complex business issues including compensation matters. Given that fact, the Board believed that exceptional circumstances existed under which Mr. Sciotto would be elected as a member of the Committee. Mr. Sciotto currently beneficially owns 31.8% of the Company’s common stock. The Company believes that Mr. Sciotto currently satisfies NASDAQ’s rules for independence to serve on the Committee because he beneficially owns less than 50% of the Company’s common stock.

The Committee recommends to the Board the compensation for the Company’s executive officers and other key employees, administers the Sixth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (the “Incentive Plan”) and performs such other functions as may be prescribed by the Board. The Committee meets as often as it deems necessary to review and consider all elements of the Company’s executive officers’ compensation including base salary, incentive pay, long-term equity incentives, benefits and payout obligations under severance and change in control scenarios.

Benchmarking Tools

In early 2006, the Committee engaged the Hay Group, an independent compensation consultant, to assist the Committee in the evaluation of executive compensation. In reviewing the appropriate range of overall compensation and the appropriate ranges of the components of compensation, the Committee used benchmarking tools and surveys presented by the Hay Group. The benchmarking tools and surveys presented by the Hay Group related to base compensation, short-term cash incentives and long-term non-cash incentives for executive officers. Surveys and proxies of a peer group of twelve companies comparable in size and nature of the business of the Company as identified by the Hay Group were used for comparison purposes (the “Comparison Group”).

Compensation Elements

In the aggregate, the Company’s compensation program is designed to not only attract and retain desired employees in a highly competitive market, but also to reward quality individual contribution and overall Company performance. The Company’s philosophy is to match executive compensation with the performance of the Company and the individual by using several compensation components for the Company’s executives. The components of the Company’s compensation program for its executives consist of:

•	base salary;

•	annual performance-based incentives paid in cash;

•	long-term performance-based incentives paid in stock options and restricted stock; and

•	benefits.

The Committee believes that the various elements of the Company’s compensation program serve to support the overall objectives of the compensation program, and the Company considers several factors in making decisions to materially increase or decrease compensation either at the individual level or at the organizational level. At the individual level, those items considered include such things as employee performance, changes in scope of responsibility, contribution to the Company, changes in external market conditions and internal salary consistency. At the corporate level, the primary drivers of change in the compensation program include external market factors and overall Company performance.

The Company considers the overall business environment, Company circumstances, overall goals sought to be accomplished by the compensation adjustment, and the perceived desires of the executives and employees in allocating compensation adjustments between cash and non-cash compensation. Base salary adjustments are generally utilized to motivate employees in the immediate future and in the short term. Annual performance-based incentives paid in cash are utilized to award executives and employees for their contribution to the Company in recent periods while long-term performance-based equity incentives are utilized to cultivate loyalty and provide a sense of ownership among the executives and employees.

Compensation of many of the executives and key managers are set out in employment agreements. Determination of the amount of additional compensation in the form of performance-based incentives paid in cash are generally set out in the employment agreements and are based upon the accomplishment of certain pre-determined goals established in advance (i.e. levels of combined revenue, net income at the business unit level, personnel evaluations and statistics related to safety record). A portion of the performance-based incentives (generally 60% of the total incentive) is left to the discretion of the Committee.

Direct Compensation

Base Salary

In order to attract, motivate and retain the caliber of highly skilled, qualified employees that the Company believes is necessary for continued growth, the Company targets base salaries of the Named Executives (as defined in the “Summary Compensation Table” below) to be near the market median of the Comparison Group. Based on the information presented by the Hay Group in a June 2006 report, the Committee adjusted annual base salaries where necessary so that the salary levels of all of the Named Executives are generally near the market median levels of salaries of the Comparison Group. The Company pays base salaries to its Named Executives under employment agreements, except for Mr. Milton who does not have an employment agreement. The employment agreements provide that the base salaries of the Named Executives cannot be decreased, but the Committee has sole discretion to determine any base salary increases.

In the fourth quarter, the Committee, in collaboration with the Chief Executive Officer (with respect to all other executive officers), reviews and sets the compensation for the following year, including any increases under the employment agreements. Company management makes no recommendations as to the Chief Executive Officer’s compensation. For executive officers other than the Chief Executive Officer and the Executive Vice President, the Committee receives additional recommendations from the Company’s Chief Executive Officer and Executive Vice President.

Set forth below is a table showing the base salaries of the Named Executives at December 31, 2006:

NAME	2006 BASE SALARY
James C. Eckert	$250,000
John A. Harris	$185,000	(1)
G. Darcy Klug	$240,000
Gregory B. Milton	$105,000
Shawn L. Rice	$175,000	(2)
Nolan C. Vice, Jr.	$185,000	(1)

(1)	The effective date of this rate of compensation was September 23, 2006, the date of their employment agreement.
(2)	Mr. Rice resigned from the Company effective May 25, 2007.

Employment Agreements. The Company entered into employment agreements with each of Messrs. Eckert and Klug on July 1, 2004 and April 1, 2004, respectively, that are in effect until December 31, 2008 with automatic extensions for additional, successive one year periods commencing January 1, 2009, unless either party gives notice of non-renewal as provided for under the terms of the employment agreements. Annual base salaries for Messrs. Eckert and Klug currently are $250,000 and $240,000, respectively. Under the terms of their employment agreements, their respective base salaries are reviewed at least annually in the first quarter of each fiscal year. Each of Messrs. Eckert and Klug are eligible to receive an annual bonus. The bonus is determined and if appropriate, awarded by the Board during each calendar year, but is paid following the closing of the Company’s books and records for each such calendar year, but not later than April 1 of the following calendar year. The annual bonus is reviewed by the Company’s auditors based upon the bonus plan submitted by the Board.

The Company entered into employment agreements effective September 23, 2006 with each of Messrs. Harris and Vice that are in effect until December 31, 2008. The agreements will be automatically extended for additional, successive one year periods commencing on January 1, 2009, unless either party gives notice of non-renewal as provided under the terms of the employment agreements. Annual base salaries under the agreements for each of Messrs. Harris and Vice are $185,000. Additionally, pursuant to their employment agreements, they are eligible to receive an annual bonus if certain business targets which are adjusted annually, as described in the employment agreements, are met. A portion of the bonus (60%) is at the discretion of the Compensation committee and the remaining portion (40%) is calculated based upon certain targets being achieved, including combined revenue, combined net income at the business unit level, personnel evaluations for each business unit and combined safety statistics. The bonus is not to exceed 75% of the respective annual base salaries. The bonus is determined and if appropriate, awarded by the Board during each calendar year, but is paid following the closing of the Company’s books and records for each such calendar year, but not later than April 1 of the following calendar year.

The Company entered into an amended employment agreement effective November 30, 2004 with Mr. Rice. The employment agreement expired on December 31, 2006 but was automatically extended for an additional one year period commencing January 1, 2007. Annual base salary under the extended agreement for Mr. Rice was $185,000. Additionally, he was eligible to receive an annual bonus if certain business targets were met. A portion of the bonus (60%) was at the discretion of the Committee and the remaining portion (40%) were calculated based upon certain targets being achieved, including combined revenue, combined net income at the business unit level, personnel evaluations for each business unit and combined safety statistics. The bonus was not to exceed 75% of the annual base salary. The bonus was determined and if appropriate, awarded by the Board during each calendar year, but would be paid following the closing of the Company’s books and records for each such calendar year, but not later than April 1 of the following calendar year. Mr. Rice resigned from the Company effective May 25, 2007. Consequently, Mr. Rice’s employment agreement terminated on that date.

Annual Performance-Based Incentives Paid in Cash

In order to encourage and reward quality performance, the Company has developed an annual performance-based incentive program, which is paid in the form of a cash bonus. The Company believes that the program helps to focus its executive officers on financial and operational objectives that the Committee believes are primary drivers of the Company’s stock price over time. The annual performance-based incentives paid in cash to certain of the Named Executives are provided for in their employment agreements (see “Employment Agreements” above). In making the bonus determination, the Committee evaluates (i) benchmark data from the Comparison Groups as included in the June 2006 report from the Hay Group; (ii) the Company’s strategic initiatives; (iii) the ability of the positions to contribute to the profitability of the Company; (iv) the safety statistics of the applicable departments; and (v) annual evaluations. Additionally, in 2006, the Committee used the following performance measures for all of the Named Executives:

•	Earnings per share;

•	Operating free cash flow; and

•	Comparable revenues.

Set forth below is a table showing the bonuses paid to the Named Executives for 2006:

NAME	2006 BONUS
James C. Eckert	$58,910
John A. Harris	$17,500
G. Darcy Klug	$48,601
Gregory B. Milton	$2,500
Shawn L. Rice	$17,500
Nolan C. Vice, Jr.	$67,500

Long-Term Incentive Compensation

In order to retain key officers and to create a linkage between those key officers, Company performance and shareholders’ interest, the Company has developed a long-term incentive program that awards either stock options or restricted stock. In determining the level of long-term incentive compensation, appropriate focus is given to the following factors:

•	appreciation of the Company’s stock price;

•	management of ongoing operations and implementation of strategic plan; and

•	the Company’s relationship to the Comparison Group.

The Company believes that the grant of significant annual equity awards further links the interests of senior management and the Company’s shareholders. Therefore, the Company believes that the grant of stock options and the award of restricted stock are important components of annual compensation. The Company’s executive officers, including each of the Named Executives, are eligible to receive awards under the Incentive Plan. In July of each year, the Committee sets the components of the long-term incentive compensation for that year. The Committee considers several factors in determining whether awards are granted to an executive officer under the Plan. In addition to the factors referenced above regarding an executive officer’s overall compensation, factors include the executive’s position in the Company, his or her performance and responsibilities, the amount of options or other awards, if any, currently held by the officer, and their vesting schedule.

Stock options are granted at exercise prices equal to 100% of the fair market value of the Company’s common stock on the grant date. Stock options vest quarterly over a three year period at a rate of one-twelfth per quarter and expire ten years from the date of grant.

Indirect Compensation

Various employee benefits assist the Company in attracting and retaining employees in a competitive labor market. From time to time the Committee reviews the benefit plans. The Committee may recommend that the Company implement changes to existing plans or adopt new benefits. The Committee strives to meet the market median with respect to Company benefits.

Health and Welfare Benefits

The Company offers a standard range of health and welfare benefits to all employees, including the Named Executives. The benefits include: medical, prescription drug, vision and dental coverage, life insurance, and accidental death and dismemberment. Executive officers participate in these employee benefit plans generally available to all employees on the same terms as similarly situation employees.

Perquisites and other Personal Benefits

In order to attract and retain key officers, the Company approves certain perquisites to those officers whose job duties or positions justify a business need for such items. Perquisites for certain officers include Company-

owned vehicles and/or a fixed monthly mileage allowance and certain living expenses. See “Summary Compensation Table” for values associated with these perquisites and other personal benefits for the Named Executives.

Auto allowances. Fixed monthly mileage allowance is awarded to those individuals whose job duties routinely require them to be out of the office either calling on customers or visiting various sites within the organization. Company-owned vehicles are offered to members of the executive team and to regional or divisional managers. These officers may elect to receive a fixed monthly mileage allowance in lieu of using a Company-owned vehicle. The fixed monthly mileage allowance can be as little as $300 per month up to a maximum of $900 per month, depending on the position and anticipated business usage.

Living expenses. In order to facilitate effective management, the Company provides meals and housing during the week for two members of its executive team who live in Mississippi but spend the workweek in Louisiana. The cost of providing the meals and housing is determined using rental estimates for the housing component and per diem rates as determined by the Internal Revenue Service for the meal component.

Retirement Plans

The Company believes that financial security during retirement can be as important as financial security before retirement. Consistent with the Company’s desire to provide financial security in retirement, the Company also offers a 401(k) plan to its employees, including its executive officers. Beginning in October 2006, the Company provides a 25% match of a portion of the contributions made by employees on a voluntary basis.

The amounts contributed by the Company to 401(k) plan matching accounts of the Named Executives for additional contributions for fiscal year 2006 were $1,601. The amount of contribution made by the Company on behalf of the Named Executives as the employer matching contribution on the 401(k) portion of the Company’s 401(k) averages less than 1% of base salaries.

Change in Control/Severance Agreements

Employment Agreements. The Company has entered into employment agreements with each of the Named Executives (except for Mr. Milton). Under the terms of the employment agreements with Messrs. Eckert and Klug, if the Company terminates either of Mr. Eckert’s or Mr. Klug’s employment without cause (except as provided in the Incentive Plan), then the Company shall, and only if and as long as Mr. Eckert or Mr. Klug (as applicable, “employee”) is not in breach of his obligations under the employment agreement, promptly pay or otherwise provide to employee, in addition to those amounts set forth in the Incentive Plan: (i) an amount equal to employee’s monthly annual base salary then in effect, payable semi-monthly and in accordance with the Company’s normal payroll practices, for a period equal to the lesser of 30 months or the number of months remaining in the Initial Period or the Additional Period (both defined in the employment agreement); (ii) an annual bonus calculated on a daily pro-rata basis to the bonus which would otherwise be payable under the Incentive Plan; and (iii) an amount in cash equal to the fair market value, on the date of termination of employment, of any vested, but restricted, shares granted employee and the amount of any non-vested stock-based award granted to employee on November 4, 2003 pursuant to the Restricted Stock Incentive Agreement (see below). The above payment operates as a full settlement of the Company’s obligations to employee under his employment agreement in the event of a termination without cause.

Under the employment agreements entered into with Messrs. Harris and Vice, if the Company terminates either Mr. Harris or Mr. Vice, without cause, the Company shall pay (i) the annual base salary then in effect in semi-monthly payments and in accordance with the Company’s normal payroll practices for the remainder of the contract period or twelve months, whichever is greater, (ii) vacation pay earned but not taken to the date of such termination, (iii) annual bonuses prorated to the date of termination, if awarded pursuant to the employment agreement. In addition, all stock options will become vested and shall be eligible for execution twelve months after termination of employment.

The employment agreements with each of Messrs. Harris, Vice and Rice contain non-competition provisions. Under the agreement, Messrs. Harris or Vice will not (i) engage in or carry on, directly or indirectly, either in their individual capacity or as a member of a partnership or as a shareholder, investor, owner, officer or director of a company or other entity, or as an employee, agent, associate or consultant of any person, partnership, corporation or other entity, any business in Texas, Louisiana, Mississippi or any parish or county thereof (including, but not limited to, the Parishes and Counties specifically listed in the exhibits to the employment agreement) or the offshore waters within one-hundred (100) miles of the coast of either such state that directly competes with any services or products produced, sold, provided, conducted or developed, by the Company on the date of termination of their employment including the services specifically described in the exhibits to the employment agreement, and (ii) whether for the employee’s own account or the account of any person (A) solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee of the Company or any of its affiliates or in any manner induce or attempt to induce any employee of the Company and any such affiliate to terminate employment with the Company or such affiliate or (B) interfere with the Company’s, or any of its affiliate’s, relationship with any person, including any person who at any time during the employee’s employment with the Company was an employee, contractor, supplier or customer of the Company or any such affiliate.

2007 Incentive Agreements. On January 5, 2007, the Company entered into new Restricted Stock and Stock-Based Award Incentive Agreements (hereinafter “RSA”) with Messrs. Eckert and Klug. The new RSA replaces the prior restricted stock agreements (described below) between the Company and each of Messrs. Eckert and Klug that were effective December 1, 2003. The RSA provides for the granting of between 400,000 and 500,000 shares of the Company’s restricted common stock to each of Messrs. Eckert and Klug in the event of (i) a change in control or the receipt by the Company’s Board of Directors of a change of control offer (as defined by the RSA); (ii) termination without cause (as defined in the RSA); or (iii) death or disability. The number of shares awarded is based upon the volume weighted average closing price per share of the Company’s common stock over the five prior trading days; provided however, that for purposes of a death or disability valuation, the fair market valuation shall be the volume weighted average closing price per share of the Company’s common stock over the ten prior trading days commencing with the ninetieth (90th) day following the death of the employee or the disability determination (“FMV”). If the FMV of a share of the Company’s common stock is greater than or equal to $7.50 but less than $11.00 at the time of vesting, Messrs. Eckert and Klug will each receive 400,000 shares of the Company’s common stock. If the FMV of a share of the Company’s common stock is greater than or equal to $11.00 but less than $12.00 at the time of vesting, Messrs. Eckert and Klug will each receive 450,000 shares of the Company’s common stock. If the FMV of a share of the Company’s common stock is greater than or equal to $12.00 at the time of vesting, Messrs. Eckert and Klug will each receive 500,000 shares of the Company’s common stock. Additionally, at the time of vesting in the restricted shares, Messrs. Eckert and Klug will each receive the right to a cash payment of $1.2 million. The revised RSA will terminate on December 31, 2008, and any unvested restricted common stock or stock-based awards will terminate and lapse.

2004 Stock-Based Award Incentive Agreement. The RSA described above replaces the Stock-Based Award Incentive Agreements (hereinafter “SBA”) with Messrs. Eckert and Klug entered into on June 30, 2004. The SBA was computed and payable: (a) on the date of the executive’s termination of employment (for any reason other than resignation or termination for cause), (b) 90 days after the executive’s death or disability or (c) upon a Change in Control (as defined in the SBA). The executive managers were awarded 55% and 45%, respectively, of: (1) 10% of the fair market value (hereinafter “FMV”), defined as the average closing price per share on the Nasdaq Global Market over the five prior trading days times the number of the Company’s issued and outstanding shares, of a share of Common Stock greater than or equal to $1.00 but less than $1.50, plus

(2) 15% of the FMV of a share of Common Stock greater than or equal to $1.50 but less than $2.50, plus (3) 20% of the FMV of a share of Common Stock greater than or equal to $2.50 but less than $10.00, plus (4) 15% of the FMV of a share of Common Stock greater than or equal to $10.00 but less than $20.00, plus (5) 10% of the FMV of a share of Common Stock greater than or equal to $20.00. If no payments would have been made, the right would have terminated on December 31, 2008 or upon termination of employment by resignation or for cause, whichever occurred first. The intrinsic value of this award was $32.8 million at December 31, 2006. No compensation expense has been recorded at December 31, 2006 because the expense is contingent on future events, none of which were considered probable at December 31, 2006. The SBA was replaced by the RSA in January 2007 as discussed above.

Executive Compensation Policies

Securities Trading Policy. The Board has included in the Company’s Code of Ethics a section which addresses the subject of insider trading. The provisions of the Code of Ethics expressly prohibit directors, officers or other employees from trading, either directly or indirectly, after becoming aware of material nonpublic information related to the Company. The Code of Ethics provides guidance as to what constitutes material information and when information becomes public. It also addresses transactions by family members as well as other transactions which may be prohibited. The Code of Ethics also discussed the consequences of an insider trading violation and mentions additional trading restrictions and certain reporting requirements applicable to directors, officers and designated key employees. The Company’s Code of Ethics is available on the Company’s corporate website at http://www.omnienergy.com on the “Home” page under “Code of Ethics”.

Recoupment of Equity Awards Policy. Performance-based equity awards are granted after the achievement of certain levels of performance, and these awards typically include a vesting period for ownership. This practice negates the need for a recoupment policy for equity awards.

Policy on the Re-pricing of Stock Options. Stock options are granted at the fair market value on the date of the grant and are not subject to re-pricing.

Policy on Timing Stock Award. The timing of stock awards must be consistent with guidelines established in a stock program, such as the Incentive Plan, that the Committee approves prior to the awarding of any grant. The Committee approves the grant prior to the stock being awarded in the event of a requested special stock award or the awarding of stock or stock options to a new hire.

Policy on Hedging the Economic Risks of Equity Ownership. There is no policy regarding hedging the economic risks of equity ownership for the executive team or Directors of the Company and the Company does not engage in this practice.

Recoupment of Incentives Policy. There is no policy regarding the recoupment of incentives for the Company’s executives or Directors.

Policy on Deductibility of Compensation Over $1 Million. Unless compensation is performance based, Section 162(m) of the Internal Revenue Code, enacted in 1993, imposes a limit of $1 million on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its chief executive officer and each of its four other most highly compensated executive officers. None of the Company’s executive officers currently receives compensation exceeding the limits imposed by Section 162(m). While the Committee cannot predict with certainty how the Company’s executive compensation might be affected in the future by Section 162(m) or applicable tax regulations issued, the Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Company’s executive compensation program as described in this Compensation Discussion and Analysis.

Policies on the Impact of Accounting/Tax Treatments on any Elements of Compensation. The Company’s stock-based compensation policy applies to all forms of stock-based compensation including stock options, restricted stock units, and share units. All stock-based compensation is accounted for under the fair-value method as required by United States generally accepted accounting principles. The expense associated with stock based compensation is recognized over the vesting period of each individual arrangement.

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The fair value of restricted stock is based on the fair value at the date of grant. The fair value of each performance based share unit is estimated based on expected performance goals being attained and using the current public market price of the Company’s common stock at the end of each reporting period.

Policy on assessing past stock awards in determining future awards. The value, or lack of value, realized from at-risk awards granted in prior years is not taken into account by the Committee in the process of setting compensation for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of at-risk compensation. If current year awards were increased to recover from below-target performance in prior years or decreased to account for above-target performance in prior years, the Committee would be diluting or eliminating the link between performance and award. Recipients would have little incentive to improve performance if it meant decreased target awards in the future, or if the negative consequences for poor performance would be cushioned by increases in the target value of future awards. Additionally, the value realized from equity-based awards granted in prior periods depends in large measure on when the recipient decides to realize that value by exercising options or by selling vested shares of stock. The Committee does not believe it would be appropriate to adjust future grants in light of these types of individual decisions.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006.

The Compensation Committee

Edward E. Colson III (Chair)	Barry E. Kaufman	Dennis Sciotto

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of (i) the Chief Executive Officer of the Company, (ii) the Interim Principal Financial Officer of the Company, and (iii) the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of 2006 (collectively, the “Named Executives”) for the year ended December 31, 2006.

NAME AND PRINCIPAL POSITION	YEAR	SALARY		BONUS	OPTION AWARDS (1)	ALL OTHER COMPENSATION (2)	TOTAL
James C. Eckert	2006	$265,385	(3)	$58,910	$34,377	$291,054	$649,726
President and Chief Executive Officer
John A. Harris	2006	$159,423		$17,500	$53,598	$12,000	$242,521
Vice President of Seismic Drilling Operations
G. Darcy Klug	2006	$240,000		$48,601	$22,918	$1,038	$312,557
Executive Vice President
Gregory B. Milton	2006	$98,077		$2,500	$17,350	$—	$117,927
Principal Financial Officer and Chief Accounting Officer
Shawn L. Rice (4)	2006	$185,000		$17,500	$87,206	$—	$289,706
Vice President of QHSE & Human Resources
Nolan C. Vice, Jr.	2006	$154,615		$67,500	$63,848	$—	$285,963
Vice President of Trussco Operations

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS No. 123(R) of awards pursuant to the Incentive Plan and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2006 are included in Footnote 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.
(2)	This column indicates amounts for various benefits and perquisites provided to the Named Executives. For Mr. Eckert, the amount includes a tax equalization payment of $278,491 required by his original employment agreement resulting from the exercise of certain grant of stock options. For Messrs. Eckert and Harris, the amount includes $12,000 each representing the estimated value of living expenses paid on their behalf by the Company. Additionally, Messrs. Eckert and Klug received $563 and $1,038, respectively, in the form of Company 401(k) matching contributions.
(3)	This amount includes $15,385 of salary deferred at December 31, 2005 and paid in 2006.
(4)	Mr. Rice resigned his position with the Company effective May 25, 2007.

GRANTS OF PLAN-BASED AWARDS

The Company maintains the Sixth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (the “Incentive Plan”) for all of its officers and employees, which is administered by the Compensation Committee. An aggregate of 2,750,000 shares are issuable under the Incentive Plan.

The following table sets forth information concerning each grant of an award made to a Named Executive in 2006 under the Company’s equity plans:

NAME	GRANT DATE	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTION	EXERCISE OR BASE PRICE OF OPTION AWARDS	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS
James C. Eckert	—	—	—	—
John A. Harris	April 11, 2006	25,000	$5.14	$128,500
G. Darcy Klug	—	—	—	—
Gregory B. Milton	April 11, 2006	3,000	$5.14	$15,420
Shawn L. Rice (1)	April 11, 2006	10,000	$5.14	$51,400
Nolan C. Vice, Jr.	April 11, 2006	60,000	$5.14	$308,400

(1)	Mr. Rice resigned his position with the Company effective May 25, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards outstanding as of December 31, 2006 for each of the Named Executives. There were no restricted stock awards granted to the Named Executives during the year ended December 31, 2006.

	OPTIONS AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISABLE UNEARNED OPTIONS	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE
James C. Eckert	25,014	—	—	$2.32	November 5, 2013

John A. Harris	2,502	—	—	$2.32	November 5, 2013
	12,495	17,505	—	$2.59	July 28, 2015
	6,247	18,753	—	$5.14	April 11, 2016

Total	21,244	36,258	—

G. Darcy Klug	78,333	—	—	$1.92	October 11, 2013
	40,000	—	—	$2.32	November 5, 2013

Total	118,333	—	—

Gregory B. Milton	6,664	13,336	—	$2.39	November 11, 2015
	1,666	3,334	—	$2.60	November 17, 2015
	749	2,251	—	$5.14	April 11, 2016

Total	9,079	18,921	—

Shawn L. Rice (1)	100,000	—	—	$2.93	November 30, 2014
	12,495	17,505	—	$2.59	July 28, 2015
	2,499	7,501	—	$5.14	April 11, 2016

Total	114,994	25,006	—

Nolan C. Vice, Jr.	167	—	—	$2.32	November 5, 2013
	9,996	14,004	—	$2.59	July 28, 2015
	14,994	45,006	—	$5.14	April 11, 2016

Total	34,157	59,010	—

(1)	Mr. Rice resigned his position with the Company effective May 25, 2007.

For a detailed discussion of the material factors of the Named Executives’ compensation see the “Compensation Discussion and Analysis” beginning on page 10 of this Proxy Statement.

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of stock options and the vesting of stock awards during 2006 by the Named Executives, and the fiscal year-end value of unexercised options.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING
James C. Eckert	165,000	$1,373,921	75,000	$759,750
John A. Harris	—	$—	—	$—
G. Darcy Klug	55,000	$508,970	60,673	$614,617
Gregory B. Milton	—	$—	—	$—
Shawn L. Rice (1)	—	$—	—	$—
Nolan C. Vice, Jr.	—	$—	—	$—

(1)	Mr. Rice resigned his position with the Company effective May 25, 2007.

Potential Payments Upon Termination or Change in Control

Employment Agreements

Pursuant to the terms of their respective employment agreements, if the Company terminates either of Mr. Eckert’s or Mr. Klug’s employment without cause (except as provided in the Plan), then the Company shall, and only if and as long as Mr. Eckert or Mr. Klug (as applicable, “employee”) is not in breach of his obligations under the employment agreement, promptly pay or otherwise provide to employee, in addition to those amounts set forth in the Plan: (i) an amount equal to employee’s monthly annual base salary then in effect, payable semi-monthly and in accordance with the Company’s normal payroll practices, for a period equal to the lesser of 30 months or the number of months remaining in the Initial Period or the Additional Period (both defined in the employment agreement, and such number at December 31, 2006 being 24 months for Mr. Eckert and 24 months for Mr. Klug); (ii) an annual bonus calculated on a daily pro-rata basis to the bonus which would otherwise be payable under the Plan; and (iii) an amount in cash equal to the fair market value, on the date of termination of employment, of any vested, but restricted, shares granted employee and the amount of any non-vested stock-based award granted to employee on November 4, 2003 pursuant to the Restricted Stock Incentive Agreement. The above payment operates as a full settlement of the Company’s obligations to employee under his employment agreement in the event of a termination without cause.

Pursuant to Messrs. Harris and Vice’s employment agreements, in the event their respective employments are terminated by the Company without cause, the Company shall pay (i) the annual base salary then in effect in semi-monthly payments and in accordance with the Company’s normal payroll practices for the remainder of the contract period or twelve months, whichever is greater, (ii) vacation pay earned but not taken to the date of such termination, and (iii) annual bonuses prorated to the date of termination, if awarded pursuant to the employment agreement. In addition, all stock options will become vested and shall be eligible for execution twelve months after termination of employment.

2007 Incentive Agreements. On January 5, 2007, the Company entered into new Restricted Stock and Stock-Based Award Incentive Agreements (hereinafter “RSA”) with Messrs. Eckert and Klug. The new RSA replaces the prior restricted stock agreements (described above under “Compensation Discussion and Analysis—Change in Control/Severance Agreements—2004 Stock-Based Award Incentive Agreement”) between the

Company and each of Messrs. Eckert and Klug that were effective December 1, 2003. The RSA provides for the granting of between 400,000 and 500,000 shares of the Company’s restricted common stock to each of Messrs. Eckert and Klug based upon the volume weighted average closing price per share of the Company’s common stock over the five prior trading days; provided however, that for purposes of a death or disability valuation, the fair market valuation shall be the volume average closing price per share of the Company’s common stock over the ten prior trading days commencing with the ninetieth (90th) day following the death of the employee or the disability determination. (“FMV”) If the FMV of a share of the Company’s common stock is greater than or equal to $7.50 but less than $11.00 at the time of vesting, Messrs. Eckert and Klug will each receive 400,000 shares of the Company’s common stock. If the FMV of a share of the Company’s common stock is greater than or equal to $11.00 but less than $12.00 at the time of vesting, Messrs. Eckert and Klug will each receive 450,000 shares of the Company’s common stock. If the FMV of a share of the Company’s common stock is greater than or equal to $12.00 at the time of vesting, Messrs. Eckert and Klug will receive 500,000 shares of the Company’s common stock. The number of shares of restricted stock becomes fixed and payable in the event of (i) a change in control or the receipt by the Company’s Board of Directors of a change of control offer (as defined by the RSA); (ii) termination without cause (as defined in the RSA); or (iii) death or disability. Additionally, at the time of vesting in the restricted shares, Messrs. Eckert and Klug will each receive the right to a cash payment of $1.2 million. The revised RSA will terminate on December 31, 2008, and any unvested restricted common stock or stock-based awards will terminate and lapse.

Below is a table which sets forth the compensation of the Named Executives in the event of a termination of employment without cause, a change of control of the Company, or a change of control offer (as discussed above) as if such event occurred on December 31, 2006 and assumes the RSA was effective at such time.

NAME	TERMINATION BY THE COMPANY WITHOUT CAUSE		CHANGE IN CONTROL (2)
James C. Eckert
Base Salary/Severance	$500,000		$—
SBA	—		—
RSA*	5,116,000	(1)	5,116,000	(1)
Other Benefits	—		—
John A. Harris
Base Salary/Severance	$185,000		$—
Other Benefits	—		—
G. Darcy Klug
Base Salary/Severance	$480,000		$—
SBA	—		—
RSA*	5,116,000	(1)	5,116,000	(1)
Other Benefits	—		—
Gregory B. Milton
Base Salary/Severance	$—		$—
Other Benefits	—		—
Shawn L. Rice (3)
Base Salary/Severance	$—		$—
Other Benefits	—		—
Nolan C. Vice, Jr.
Base Salary/Severance	$185,000		$—
Other Benefits	—		—

(1)	Represents (i) cash payment of $1.2 million; and (ii) 400,000 shares of Common Stock at $9.79, the closing price of the Company’s stock at December 31, 2006.
(2)	As defined in the RSAs.
(3)	Mr. Rice resigned his position with the Company effective May 25, 2007.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 28, 2007, unless otherwise indicated below, certain information regarding beneficial ownership of Common Stock by (i) each of the Named Executives, (ii) each director and nominee for director of the Company, (iii) all of the Company’s directors and executive officers as a group, and (iv) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, all as in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such shareholders.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING COMMON STOCK
Dennis Sciotto 7315 El Fuerte Street Carlsbad, CA 92009	8,194,471	(1)	31.8%
Dennis R. Sciotto Family Trust	8,176,789	(2)	31.8%
Edward E. Colson, III 2646 Marmal Court Carlsbad, CA 92009	930,997	(3)	4.8%
Edward Colson, III Trust	928,997	(4)	4.8%
James C. Eckert	435,417	(5)	2.3%
Richard C. White	35,000	(6)	*
Barry E. Kaufman	16,400	(7)	*
G. Darcy Klug	799,342		4.3%
Nolan C. Vice	52,233	(8)	*
Gregory B. Milton.	16,243	(9)	*
John A. Harris	34,989	(10)	*
All directors, executive officers as a group (10 persons)	10,965,092	(11)	40.6%

*	Less than one percent.
(1)	Includes shares held by the Dennis R. Sciotto Family Trust referred to in footnote (2). Mr. Sciotto is the trustee for the Trust referred to in footnote (2). Also includes shared voting power with respect to 17,682 shares of Common Stock.
(2)	Includes sole voting power with respect to 8,176,789 shares of common stock (which includes (i) 1,948,718 shares issuable upon conversion of Series C Preferred Stock, (ii) 4,978,000 shares issuable upon the exercise of warrants currently exercisable, (iii) 336,919 shares issuable upon conversion of Series C Preferred Stock dividends paid in kind and (iv) 15,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 28, 2007).
(3)	Includes shares held by the Edward Colson III Trust referred to in footnote (4). Mr. Colson is the trustee for the Trust referred to in note (4) below. Also includes 2,000 shares owned by virtue of his 25% ownership in Carlsbad Equity Group.
(4)	Includes sole voting power with respect to 928,997 shares of common stock (which includes (i) 205,128 shares issuable upon conversion of Series C Preferred Stock, (ii) 524,000 shares issuable upon the exercise of warrants currently exercisable, (iii) 34,869 shares issuable upon conversion of Series C Preferred Stock dividends paid in kind, and (iv) 15,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 28, 2007).
(5)	Includes (i) 89,744 shares issuable upon conversion of Series C Preferred Stock and 217,250 shares issuable upon the exercise of warrants currently exercisable, and (ii) 16,409 shares issuable upon conversion of Series C Preferred Stock dividends paid in kind.
(6)	Includes 35,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 28, 2007.

(7)	Includes 15,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 28, 2007.
(8)	Includes 52,233 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 28, 2007.
(9)	Includes 16,243 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 28, 2007.
(10)	Includes 34,989 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 28, 2007.
(11)	Includes 8,529,919 shares that such persons have the right to receive upon the conversion of Series C Preferred Stock, the exercise of warrants and the exercise of options currently exercisable or exercisable within 60 days of June 28, 2007, and shares issuable upon conversion of Series C Preferred Stock dividends paid in kind.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has at any time been an officer or employee of the Company or any of its subsidiaries and none of these directors serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Committee.

During 2006, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2006, including the Incentive Plan and the Amended OMNI Energy Services Corp. 1999 Stock Option Plan.

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON THE EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMNS (A) & (B))	(D) TOTAL OF SECURITIES REFLECTED IN COLUMNS (A) & (C)
Equity Compensation Plans Approved by Shareholders	2,278,810	$3.59	471,190	2,750,000
Equity Compensation Plans Not Approved by Shareholders	43,409	$2.32	56,591	100,000

Total	2,322,219	$3.59	527,781	2,850,000

Plan Not Approved by Stockholders. In January 1999, the Company approved the Amended OMNI Energy Services Corp. 1999 Stock Option Plan (the “Option Plan”) to provide for the grant of options to purchase shares of Common Stock to the Company’s non-officer employees in lieu of year-end cash bonuses. The Option Plan is intended to increase stockholder value and advance the Company’s interests by providing an incentive to employees and by increasing employee awareness of the Company in the marketplace. Under the Option Plan, the Company may grant options to any of its employees with the exception of officers of the Company. The options become exercisable immediately with respect to one-half of the shares, and the remaining one-half are exercisable one year following the date of the grant. The exercise price of any stock option granted may not be less than the fair market value of the Common Stock on the effective date of the grant. A total of 100,000 shares of Common Stock are authorized, of which 56,591 remain available for issuance at December 31, 2006.

TRANSACTIONS WITH RELATED PERSONS

The board reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As matters come up, the Company relies on its corporate legal counsel to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based upon the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.

On May 17, 2005, the Company entered into a Securities Purchase Agreement with certain of its affiliates and executive officers to issue up to $5.0 million of Series C Preferred Stock. The Series C Preferred Stock is convertible into shares of Common Stock at a conversion price of $1.95 per share and includes detachable five-year warrants to purchase up to 6,550,000 additional shares of Common Stock at exercise prices ranging between $1.95 and $3.50 per share. A portion of the 9% dividend obligation related to the Series C Preferred Stock has been satisfied through the issuance of payment-in-kind (“PIK”) dividends. The PIK dividends are paid through the issuance of additional shares of Series C Preferred Stock. These additional shares of preferred stock do not have warrants attached to them. During the year ended December 31, 2006, 479 shares of Series C Preferred Stock were issued as PIK dividends.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. With respect to the year ended December 31, 2006, the Company believes that all filing requirements applicable to the Company’s directors, executive officers, and 10% shareholders have been met, except for (i) a late Form 4 filing for Mr. Klug in August 2006 relating to the exercise of options and sale of underlying shares, (ii) a late Form 4 filing for Mr. Milton in April 2006 relating to the grant of options, and (iii) late Form 4 filings for Messrs. Colson, Eckert, Klug and Sciotto in January 2007 for the issuance of preferred stock dividends paid in kind which were issued in October 2006.

PROPOSAL NOS. 2 AND 3

PROPOSED AMENDMENTS TO THE STOCK INCENTIVE PLAN

On June 28, 2007, the Compensation Committee recommended to the Board that the shareholders approve an amendment to the Company’s Sixth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (the “Plan”). The amendments increase the number of shares available for issuance under the Plan from 2,750,000 to 4,250,000 shares (Proposal No. 2), and to allow non-employee directors to be eligible to receive discretionary grants of restricted stock and other stock-based awards (Proposal No. 3). Attached hereto as Appendix B is a copy of the Plan, as amended and approved by the Board of Directors, and as submitted to the shareholders for their approval.

The Proposed Amendments

The Board has amended the Plan, subject to shareholder approval at the Meeting, to

•	increase the number of shares of Common Stock subject to the Plan from 2,750,000 to 4,250,000 (Proposal No. 2); and

•	allow non-employee directors to be eligible to receive discretionary grants of restricted stock and other stock-based awards (Proposal No. 3).

The Board believes that approval of the proposed amendments will (i) allow the Company to continue to provide management, directors and employees with a proprietary interest in the growth and performance of the Company while aligning the interests of management with those of shareholders, (ii) implement a revised equity incentive program for our non-employee directors (“Outside Directors”) which will provide those individuals with a competitive equity compensation package, and (iii) allow the Company continued flexibility to compete in the market for talented leaders when such needs arise.

General

The Board believes that the growth of the Company depends significantly upon the efforts of its officers, directors and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, in 1997 the Board adopted and the shareholders approved the Plan. The shareholders previously approved amendments to the Plan increasing the number of shares issuable thereunder to 666,667 in April 1999, 1,000,000 in September 2001, 1,500,000 in September 2003, 2,500,000 in November 2004 and 2,750,000 in June 2006. Under the Plan, key employees, officers, directors (subject to shareholder approval of Proposal No. 3), and consultants and advisors to the Company (the “Eligible Persons”) are eligible to receive (i) incentive and non-qualified stock options; (ii) restricted stock; and (iii) other stock-based awards (“Incentives”) when designated by the Compensation Committee. Outside Directors also receive option grants under the Plan as described under “Formula Options for Outside Directors,” below, without action by the Compensation Committee. Presently, approximately 106 employees of the Company and the Outside Directors are eligible to participate in the Plan, provided, however, that unless Proposal No. 3 is approved by the shareholders, the Outside Directors are only eligible to receive non-qualified stock options under the Plan.

Shares Issuable Pursuant to the Plan

The 4,250,000 shares of Common Stock authorized to be issued under the Plan pursuant to Proposal No. 2 represent approximately 23% of the shares of Common Stock outstanding on June 28, 2007. As of June 28, 2007, an aggregate of 2,641,973 shares of Common Stock (i) have been issued pursuant to the exercise of previously granted stock options under the Plan or (ii) are available for issuance under currently outstanding stock options under the Plan. In addition, an aggregate of 1,000,000 shares of restricted stock are reserved for issuance under the Plan to Messrs. Eckert and Klug pursuant to the RSAs (see “2007 Incentive Agreements”). On June 28, 2007, the closing sale price of a share of Common Stock, as reported on the Nasdaq Global Market, was $11.09.

Administration of the Plan

The Compensation Committee administers the Plan and has authority to award Incentives under the Plan, to interpret the Plan, to establish rules or regulations relating to the Plan, to make any other determination that it believes necessary or advisable for the proper administration of the Plan and to delegate its authority as appropriate. With respect to participants not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Code, the Compensation Committee may delegate its authority to grant Incentives under the Plan to appropriate personnel of the Company.

Amendments to the Plan

The Board may amend or discontinue the Plan at any time, except that any amendment that would materially increase the benefits under the Plan, materially increase the number of securities that may be issued through the Plan or materially modify the eligibility requirements must be approved by the shareholders. Except in limited circumstances no amendment or discontinuance of the Plan may change or impair any previously-granted Incentive without the consent of the recipient thereof.

Types of Incentives

Stock Options. A stock option is a right to purchase Common Stock from the Company. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of the options, and the time or times that the options become exercisable, will also be determined by the Committee, provided that the term of an incentive stock option may not exceed 10 years.

The option exercise price may be paid in cash, check, in shares of Common Stock that, unless otherwise permitted by the Compensation Committee, have been held for a least six months, or through a broker-assisted exercise.

Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

Restricted Stock. Restricted stock consists of shares of Common Stock that are transferred to a participant for past services but subject to restrictions regarding their sale, pledge or other transfer by the participant for a specified period (the “Restricted Period”). The Compensation Committee has the power to determine the number of shares to be transferred to a participant as restricted stock. All shares of restricted stock will be subject to such restrictions as the Compensation Committee may designate in the incentive agreement with the participant, including, among other things, that the shares of Common Stock are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. A Restricted Period of at least one year is required, except that if vesting is subject to the attainment of performance goals, a minimum Restricted Period of six months is required.

Subject to the restrictions provided in the incentive agreement, each participant receiving restricted stock will have the rights of a shareholder with respect thereto, including voting rights and rights to receive dividends. To the extent that restricted stock is intended to vest based upon the achievement of pre-established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest must be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years.

Other Stock-Based Awards. The Compensation Committee is authorized to grant to Eligible Persons another stock-based award (“Other Stock-Based Award”), which consists of an award, the value of which is based in whole or in part on the value of shares of Common Stock, other than a stock option or a share of restricted stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock. The Compensation Committee determines the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award or the provision, if any, of any such award that is analogous to the purchase or exercise price, may not be less than 100% of the fair market value of the securities to which such award relates on the date of grant. An Other Stock-Based Award may provide the holder thereof with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis. Other Stock-Based Awards intended to qualify, as “performance-based compensation” must be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which Other Stock-Based Awards may be earned must be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or relative to levels attained in prior years. The grant of an Other Stock- Based Award to a participant will not create any rights in such participant as a shareholder of the Company, until the issuance of shares of Common Stock with respect to such Other Stock-Based Award.

Formula Options for Outside Directors

Each Outside Director is granted non-qualified options to purchase 10,000 shares of Common Stock, at such time as he first becomes a member of the Board. In addition, for as long as the Plan remains in effect and shares of Common Stock remain available for issuance thereunder, if the Amendment is approved by the shareholders at the Meeting, each Outside Director will be automatically granted a non-qualified stock option to purchase 5,000 shares of Common Stock on the date following the annual meeting of shareholders of the Company, without action on the part of the Compensation Committee. These options become exercisable one year after grant and have exercise prices equal to the fair market value of a share of Common Stock on the date of grant. Director options expire ten years after the date of grant, except that to the extent otherwise exercisable, director options must be exercised within three months from termination of Board service or, in the event of death, disability or retirement on or after reaching age 65, within eighteen months thereafter.

Change of Control

All outstanding stock options granted under the Plan will automatically become fully exercisable, all restrictions or limitations on any Incentives, including without limitation restricted stock, will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved or waived by the Company upon (i) approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company or sale of all or substantially all of the assets of the Company, unless (x) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding

Common Stock and voting securities entitled to vote, generally in the election of directors immediately prior to such transaction, have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the resulting corporation; (y) except to the extent that such ownership existed prior to the transaction, no person (excluding any corporation resulting from the transaction or any employee benefit plan or related trust of the Company or the resulting corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the resulting corporation or 30% or more of the combined voting power of the then outstanding voting securities of the resulting corporation; or (z) a majority of the board of directors of the resulting corporation were members of the Company’s board of directors at the time of the execution of the initial agreement or of the action of the Board providing for the transaction; (ii) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; (iii) a person or group of persons becoming the beneficial owner of more than 50% of the Company’s Common Stock (subject to certain exceptions); or (iv) the individuals who as of the adoption of the Plan constitute the Board (the “Incumbent Board”) or who subsequently become a member of the Board, with the approval of at least a majority of the directors then comprising the Incumbent Board other than in connection with an actual or threatened election contest, cease to constitute at least a majority of the Board (each, a “Significant Transaction”).

The Compensation Committee also has the authority to take several actions regarding outstanding Incentives upon the occurrence of a Significant Transaction, including (i) requiring that all outstanding options remain exercisable only for a limited time, (ii) making equitable adjustments to Incentives as the Compensation Committee deems in its discretion necessary to reflect the Significant Transaction or (iii) providing that an option under the Plan shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the Significant Transaction, if the participant had been immediately prior to the Significant Transaction the holder of record of the number of shares of Common Stock then covered by such options.

Transferability of Incentives

Incentives are transferable only by will and by the laws of descent and distribution, except that stock options may also be transferred pursuant to a domestic relations order, to immediate family members, to a family partnership, to a family limited liability company or to a trust for the sole benefit of immediate family members, if permitted by the Compensation Committee and if provided in the Incentive agreement or an amendment thereto.

Payment of Withholding Taxes in Stock

A participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have the Company withhold, from the shares the participant would otherwise receive upon exercise or vesting of an Incentive, shares of Common Stock having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Compensation Committee’s right of disapproval.

New Plan Benefits

If Proposal No. 2 is approved, then the formula options grant will be made to each Outside Director on the date following the Annual Meeting. See “Formula Options for Outside Directors” above. Except with respect to the formula option grants to Outside Directors, the grant of awards to officers, directors and employees under the Plan is entirely at the discretion of the Compensation Committee. Except with respect to awards currently outstanding, the Compensation Committee has not yet selected the employees, officers, directors, consultants and advisers who will receive awards or determined the terms and conditions of such awards.

Federal Income Tax Consequences

Under existing federal income tax provisions, a participant who receives stock options or who receives shares of restricted stock that are subject to restrictions that create a “substantial risk of forfeiture” (within the meaning of Section 83(b) of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock as to which the option is exercised, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the “required holding periods”). An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding periods.

An employee who receives restricted stock will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

A participant who receives a stock award under the Plan will realize ordinary income in the year of the award equal to the fair market value of the shares of Common Stock covered by the award on the date it is made and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

When the exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An “excess parachute payment” with respect to any employee, is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to Section 4999 of the Code, and the Company will be denied any deduction with respect to such excess parachute payments.

This summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

Vote Required

The affirmative vote of a majority of the votes present and entitled to vote at the Meeting, including shares of Common Stock issuable upon conversion of the Series C Preferred Stock, will be required to approve Proposal No. 2 and Proposal No. 3. Abstentions will be counted as votes against these proposals. Broker non-votes will be counted as not present and not cast with respect to these proposals.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENTS TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 2,750,000 TO 4,250,000 SHARES (PROPOSAL NO. 2), AND TO ALLOW NON-EMPLOYEE DIRECTORS TO BE ELIGIBLE TO RECEIVE DISCRETIONARY GRANTS OF RESTRICTED STOCK AND OTHER STOCK-BASED AWARDS (PROPOSAL NO. 3).

PROXY SOLICITATION

The cost of soliciting proxies hereunder will be borne by the Company. Proxies may be solicited by mail, personal interview and/or telephone. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse them for their expenses in so acting.

SHAREHOLDER PROPOSALS

Eligible shareholders who desire to present a proposal for inclusion in the proxy materials relating to the Company’s 2008 annual meeting of shareholders pursuant to regulations of the Commission must forward such proposals to the Secretary of the Company at the address listed on the first page of this Proxy Statement in time to arrive at the Company prior to March 7, 2008.

ANNUAL REPORT OF FORM 10-K

The Annual Report to shareholders covering the year ended December 31, 2006 either has been mailed to each shareholder entitled to vote at the Meeting or accompanies this proxy statement.

MATTERS TO BE PRESENTED

The persons designated as proxies to vote shares at the Meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the Meeting. As of the date of this Proxy Statement, the only matters which management intends to present, or is informed that others will present, for action at the Meeting, are the election of three directors to the Board, and the approval of amendments to the Sixth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan to (i) increase the number of shares available for issuance thereunder from 2,750,000 to 4,250,000 shares, and (ii) allow non-employee directors to be eligible to receive discretionary grants of restricted stock and other stock based awards.

By Order of the Board of Directors

Staci L. Marcelissen, Secretary

Carencro, Louisiana

July 5, 2007

APPENDIX A

SEVENTH AMENDED AND RESTATED

OMNI ENERGY SERVICES CORP.

STOCK INCENTIVE PLAN

1.	Purpose. The purpose of the Stock Incentive Plan (the “Plan”) of OMNI Energy Services Corp. (“OMNI”) is to increase shareholder value and to advance the interests of OMNI and its subsidiaries (collectively, the “Company”) by furnishing a variety of economic incentives (the “Incentives”) designed to attract, retain and motivate key employees, officers and directors and to strengthen the mutuality of interests between such employees, officers and directors and OMNI’s shareholders. Incentives consist of opportunities to purchase or receive shares of common stock, $.01 par value per share, of OMNI (the “Common Stock”), on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation of which OMNI owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock.

2.	Administration.

2.1.	Composition. The Plan shall be administered by the Compensation Committee of the Board of Directors of OMNI or by a subcommittee thereof (the “Committee”). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, and (b) qualify as an “outside director” under Section 162(m) of the Code.

2.2.	Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof. The Committee shall not have authority to award Incentives under the Plan to directors who are not also employees of the Company (“Outside Directors”).

3.	Eligible Participants. Key employees and officers of the Company (including officers who also serve as directors of the Company), directors and consultants and advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants.

4.	Types of Incentives. Incentives may be granted under the Plan to eligible participants in any of the following forms, either individually or in combination, (a) incentive stock options and non-qualified stock options; (b) restricted stock; and (c) other stock-based awards (“Other Stock-Based Awards”).

5.	Shares Subject to the Plan.

5.1.

Number of Shares. Subject to adjustment as provided in Section 10.5, a total of 4,250,000 shares of Common Stock are authorized to be issued under the Plan. Subject to adjustment as provided in Section 10.5, Incentives with respect to no more than 500,000 may be granted through the Plan to a single participant in one calendar year. In the event that an Incentive granted hereunder expires or is terminated or cancelled prior to exercise or payment, any shares of Common Stock that were issuable thereunder may again be issued under the Plan. In the event that shares of Common Stock are issued as Incentives under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan. If an Other Stock-Based Award is to be paid in cash by its terms, the Committee need not make a deduction from the shares of Common Stock issuable under the Plan with respect thereto. If and to the extent that an Other Stock-Based Award may be paid in cash or shares of Common Stock, the total number of shares available for issuance hereunder shall be debited by the number of shares payable under such Incentive, provided that upon any payment of all or part of such Incentive in cash, the total number of shares available for issuance hereunder shall be credited with the appropriate number of shares represented by the cash payment, as determined in the sole discretion of the Committee. Additional rules for determining the number of shares granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

5.2.	Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.	Stock Options. A stock option is a right to purchase shares of Common Stock from OMNI. Stock options granted under this Plan may be incentive stock options or non-qualified stock options. Incentive stock options may be granted only to employees of the Company. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1.	Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 10.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except that in connection with an acquisition, consolidation, merger or other extraordinary transaction, options may be granted at less than the then Fair Market Value in order to replace options previously granted by one or more parties to such transaction (or their affiliates) so long as the aggregate spread on such replacement options for any recipient of such options is equal to or less than the aggregate spread on the options being replaced.

6.2.	Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5.1 and subject to adjustment as provided in Section 10.5.

6.3.	Duration and Time for Exercise. The term of each stock option shall be determined by the Committee. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 10.11.

6.4.	Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by (a) cash; (b) uncertified or certified check; (c) unless otherwise determined by the Committee, by delivery of shares of Common Stock held by the optionee for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) unless otherwise determined by the Committee, by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by OMNI (with a copy to OMNI) to promptly deliver to OMNI the amount of sale or loan proceeds to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee.

6.5.	Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

A.	Any Incentive Stock Option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as Incentive Stock Options.

B.	All Incentive Stock Options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

C.	Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the date of grant.

D.	No Incentive Stock Options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

E.	The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of OMNI or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as Incentive Stock Options.

7.	Restricted Stock

7.1.	Grant of Restricted Stock. The Committee may award shares of restricted stock to such officers, directors and key employees as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of restricted stock may also be subject to the attainment of specified performance goals or targets. To the extent restricted stock is intended to qualify as performance-based compensation under Section 162(m) of the Code, it must be granted subject to the attainment of performance goals as described in Section 7.2 below and meet the additional requirements imposed by Section 162(m).

7.2.	Performance-Based Restricted Stock. To the extent that restricted stock granted under the Plan is intended to vest based upon the achievement of pre-established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of OMNI, a division of OMNI or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may not waive any of the pre-established performance goal objectives, except that such objectives shall be waived as provided in Section 10.11 hereof, or as may be provided by the Committee in the event of death, disability or retirement.

7.3.

The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the “Restricted Period”). The Restricted Period shall be a minimum of one year, except that if the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of six months is permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 10.3 and under the conditions described in Section 10.11 hereof.

7.4.	Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the OMNI Energy Services Corp. Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and OMNI Energy Services Corp. thereunder. Copies of the Plan and the agreement are on file at the principal office of OMNI Energy Services Corp.

7.5.	Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.6.	Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 10.5 due to a recapitalization, merger or other change in capitalization.

7.7.	Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.8.	Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8.	Other Stock-Based Awards.

8.1.

Terms of Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible employees an “Other Stock-Based Award”, which shall consist of an award, the value of which is based in whole or in part on the value of shares of Common Stock, that is not an instrument or Award specified in Sections 6 or 7 of the Plan. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee, consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by the

Company or with which the Company combines, the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such award that is analogous to the purchase or exercise price, shall not be less than 100% of the fair market value of the securities to which such award relates on the date of grant.

8.2.	Dividend Equivalents. In the sole and complete discretion of the Committee, an Other Stock-Based Award under this Section 8 may provide the holder thereof with dividends or dividend equivalents, payable in cash or shares of Common Stock on a current or deferred basis.

8.3.	Performance Goals. Other Stock-Based Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which Other Stock-Based Awards granted under the Plan shall be earned shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow of the Company, a division of the Company or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may not waive any of the pre-established performance goal objectives if such Other Stock-Based Award is intended to constitute “performance-based compensation” under Section 162(m), except that such objectives shall be waived as provided in Section 10.11 hereof, or as may be provided by the Committee in the event of death, disability or retirement.

8.4.	Not a Shareholder. The grant of an Other Stock-Based Award to a participant shall not create any rights in such participant as a shareholder of the Company, until the issuance of shares of Common Stock with respect to an award, at which time such stock shall be considered issued and outstanding.

9.	Formula Stock Options.

9.1.	Grant of Options. At any time that an Outside Director first becomes a member of the Board of Directors of OMNI, such Outside Director shall be granted non-qualified options to purchase 10,000 shares of Common Stock. In addition, for as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, each Outside Director shall be automatically granted a non-qualified stock option to purchase 5,000 shares of Common Stock on the day following the annual meeting of shareholders of OMNI.

9.2.	Exercisability of Stock Options. The stock options granted to Outside Directors under this Section 9.2 shall become exercisable one year after grant and shall expire ten years following the date of grant.

9.3.	Exercise Price. The exercise price of the options granted to Outside Directors shall be equal to the Fair Market Value of a share of Common Stock on the date of grant. The exercise price may be paid as provided in Section 6.4 hereof.

9.4.	Exercise After Termination of Board Service. In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within three months from termination of Board service; provided, however, that in the event of termination of Board service as a result of death, disability or retirement on or after reaching age 65, the stock options must be exercised, to the extent exercisable at the time of termination of Board service, within 18 months from the date of termination of Board service; and further provided, that no stock options may be exercised later than ten years after the date of grant.

10.	General.

10.1.	Duration. Subject to Section 10.10, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

10.2.	Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

10.3.	Effect of Termination of Employment or Death. Except as provided in Section 9.4 with respect to Outside Directors, in the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement. The Committee has complete authority to modify the treatment of an Incentive in the event of termination of employment of a participant by means of an amendment to the Incentive Agreement. Consent of the participant to the modification is required only if the modification materially impairs the rights previously provided to the participant in the Incentive Agreement.

10.4.	Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.5.	Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common

Stock then subject to the Plan, including shares subject to restrictions, options or achievement of performance objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under this Plan and the substitution or adjustment shall be limited by deleting any fractional share.

10.6.	Incentive Agreements. The terms of each Incentive granted to an employee, officer, consultant or advisor shall be stated in an agreement approved by the Committee.

10.7.	Withholding.

A.	The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the issuance of Common Stock, the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

B.	Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.

10.8.	No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

10.9.	Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

10.10.	Amendments to or Termination of the Plan.

A.	The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval necessary to qualify Incentives as “performance-based” compensation under Section 162(m) or any successor provision, if such qualification is deemed necessary or advisable by the Committee.

B.

Any provision of this Plan or any Incentive Agreement to the contrary notwithstanding, the Committee may cause any Incentive granted hereunder to be cancelled in consideration of a cash payment or alternative Incentive made to the holder of such cancelled Incentive equal in value to such cancelled Incentive. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

10.11.	Change of Control.

A.	“Change of Control” shall mean:

1.	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 50% of the outstanding shares of the Common Stock; provided, however, that for purposes of this subsection 1., the following shall not constitute a Change of Control:

(a)	any acquisition of Common Stock directly or indirectly from OMNI,

(b)	any acquisition of Common Stock by OMNI,

(c)	any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by OMNI or any corporation controlled by OMNI, or

(d)	any acquisition of Common Stock by any corporation pursuant to a transaction that complies with clauses (a), (b) and (c) of subsection (A)(3) of this Section 10.11; or

2.	individuals who, as of the date of adoption of the Plan by the Board of Directors of OMNI (the “Adoption Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Adoption Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

3.	Approval by the shareholders of OMNI of a reorganization, merger or consolidation, or sale or other disposition of all of substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination,

(a)	all or substantially all of the individuals and entities who were the beneficial owners of OMNI’s outstanding common stock and OMNI’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this paragraph (a) and paragraphs (b) and (c), shall include a corporation which as a result of such transaction controls the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and

(b)

except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business

Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(c)	at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

4.	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

B.	Upon a Change of Control, all outstanding options shall automatically become fully exercisable, all restrictions or limitations on any Incentives, including without limitation restricted stock, shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company, without the necessity of any action by any person.

C.	No later than 30 days after the approval by the Board of a Change of Control of the types described in Subsections A.3 and A.4 of this Section 10.11, and no later than 30 days after a Change of Control of the type described in Subsections A.1 and A.2 of this Section 10.11 of the Plan, the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

1.	require that all outstanding options be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options shall terminate,

2.	make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary), or

3.	provide that thereafter upon any exercise of an option the participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock then covered by such option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the merger, consolidation, asset sale, dissolution or other Change of Control of the type described in Sections 10.11.A.3 and A.4 of the Plan, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options.

10.12.	Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

10.13.	Loans. In order to assist a participant in acquiring shares of Common Stock pursuant to an Incentive granted under the Plan, the Committee may authorize, subject to the provisions of Regulation G of the Board of Governors of the Federal Reserve System, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under the Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be equal to the aggregate purchase price of the shares of Common Stock to be acquired pursuant to the Incentive plus the maximum tax liability that may be incurred in connection with the Incentive.

10.14.	Tax Benefit Rights. The Committee may grant a tax benefit right (“TBR”) to a participant in the Plan on such terms as the Committee in its discretion shall determine. A TBR may be granted only with respect to an Incentive granted under the Plan and may be granted concurrently with or after the grant of the Incentive. A TBR shall entitle a participant to receive from the Company an amount in cash not to exceed the product of the ordinary income, if any, which the participant may realize as the result of the exercise of an option or the grant or vesting of restricted stock or an Other Stock-Based Award (including any income realized as a result of the related TBR) multiplied by the then applicable highest stated federal and state tax rate for individuals. The Committee shall determine all terms and provisions of the TBR granted hereunder.

PROXY	PROXY

OMNI ENERGY SERVICES CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON AUGUST 7, 2007

The undersigned hereby appoints James C. Eckert and Staci L. Marcelissen, or either of them, as proxy for the undersigned, each with full power of substitution, and hereby authorizes each of them to represent and to vote all shares of common stock of OMNI Energy Services Corp. (the “Company”) that the undersigned is entitled to vote at the annual meeting of shareholders to be held Tuesday, August 7, 2007 and any adjournments thereof with respect to the following matters.

Please specify your choices by marking the appropriate boxes on the reverse side. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

(CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)

SEE REVERSE

SIDE

ANNUAL MEETING OF SHAREHOLDERS OF

OMNI ENERGY SERVICES CORP.

August 7, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE NOMINEES LISTED BELOW:

PLEASE VOTE ON THE PROPOSAL(S) APPLICABLE TO YOU,

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. The election of three directors for the ensuring year.

2.   To approve an amendment to the Sixth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan to increase the number of shares available for issuance thereunder from 2,750,000 to 4,250,000 shares.

				☐	☐	☐
NOMINEES:

☐	FOR ALL NOMINEES	☐ James C. Eckert ☐ Barry E. Kaufman ☐ Richard C. White

3.   To approve an amendment to the Sixth Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan to allow non-employee directors to be eligible to receive discretionary grants of restricted stock and other stock-based awards.

				☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)		4. Such other business as may properly come before the meeting or any adjournments thereof.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSE ENVELOPE.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.